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Exhibit 5.28

CONSENT OF A. VAN HEERDEN

The undersigned hereby consents to reference to the undersigned's name included or incorporated by reference in the Registration Statement on Form F-10 being filed by IAMGOLD Corporation under the United States Securities Act of 1933, as amended, in connection with the mineral reserve estimates for the Damang Gold Mine in Ghana and to all other references to the undersigned's name included or incorporated by reference in such Registration Statement.

Date: March 9, 2009
/s/ ARNAND VAN HEERDEN Name: Arnand van Heerden Title: Mineral Resource Manager Company: Goldfields

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  Exhibit 5.28
CONSENT OF A. VAN HEERDEN